UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 1, 2017

Materion Corporation
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 216-486-4200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 3, 2017, Materion Corporation (the "Company") announced that its Board of Directors (the “Board”) appointed Jugal Vijayvargiya as President and Chief Executive Officer of the Company. Mr. Vijayvargiya's appointment as President and Chief Executive Officer is effective as of March 3, 2017 (the "Effective Date"). Mr. Vijayvargiya will succeed Richard J. Hipple, who has served as the Company’s Chairman, President and Chief Executive Officer since 2006. Mr. Hipple will serve as the Executive Chairman of the Board and will remain the principal executive officer of the Company through the filing of the Company’s quarterly report on Form 10-Q for the first quarter of 2017, after which Mr. Vijayvargiya will assume such role. Mr. Vijayvargiya has also been elected to the Board, effective as of March 3, 2017.

Mr. Vijayvargiya had an extensive 26-year international career with Delphi Automotive PLC, a leading global technology solutions provider to the automotive and transportation sectors. Since 2012, he has led Delphi Automotive's Electronics & Safety segment, a $3 billion global business based in Germany. The segment provides leading-edge automated driving, active safety, infotainment, user experience, and software/services technologies from manufacturing and technology centers across 16 countries. In this role, Mr. Vijayvargiya served as an executive officer of Delphi and a member of its Executive Committee. Previously, he served in progressively responsible positions in Europe and North America at Delphi in product and manufacturing engineering, sales, product line management, acquisition integration and general management. Mr. Vijayvargiya is 48 years old.

In connection with Mr. Vijayvargiya’s appointment, the Company and Mr. Vijayvargiya entered into an offer letter dated March 1, 2017 (the “Offer Letter”) and a Severance Agreement dated March 3, 2017 (the “Severance Agreement”). Pursuant to the Offer Letter, Mr. Vijayvargiya is eligible to receive a base salary of $700,000 per year and a target annual bonus of 90% of base salary, subject to certain performance criteria to be established by the Compensation Committee of the Board (the “Committee”). For 2017, Mr. Vijayvargiya’s bonus amount will be based on the full amount of his annual base salary and will not be pro-rated based on the number of days in 2017 in which he is employed by the Company. Mr. Vijayvargiya is also eligible to participate in each of the Company’s welfare and retirement employee benefit plans and relocation plans made available to other executive officers of the Company and the Company’s long-term incentive plans. Mr. Vijayvargiya will receive a sign-on bonus of $1,400,000 that will become non-forfeitable as to one-third of the amount on the first anniversary of the Effective Date and as to two-thirds of the amount on the second anniversary of the Effective Date, as well as upon Mr. Vijayvargiya’s death, disability, or his termination by the Company without cause or by him upon the occurrence of certain events constituting good reason (as described in the Severance Agreement).

Upon his commencement of employment with the Company, Mr. Vijayvargiya will receive equity awards with an aggregate grant date fair value of $1,600,000, to be divided evenly (based on grant date fair value) between (i) stock appreciation rights (“SARs”) which will vest in three equal installments on the first three anniversaries of the Effective Date, (ii) time-based restricted stock units (“RSUs”) which will also vest in three equal installments on the first three anniversaries of the Effective Date, (iii) performance-based RSUs which will vest based on the Company’s achievement of certain total stockholder return performance goals determined by the Board or the Committee over a three-year performance period, and (iv) performance-based RSUs which will vest based on the Company’s achievement of certain return on invested capital performance goals determined by the Board or the Committee over a three-year performance period, in each case, subject to Mr. Vijayvargiya’s continued service with the Company on each applicable vesting date. In fiscal 2018, any SARs or RSUs granted to Mr. Vijayvargiya will also vest as to one-third of the number of SARs or RSUs, as applicable, on each of the first three anniversaries of the grant date, and any performance-based RSUs granted to Mr. Vijayvargiya will vest on the Company’s achievement of performance goals to be determined by the Board or the Committee over a three-year performance period.

Pursuant to the Severance Agreement, if Mr. Vijayvargiya’s employment is terminated by the Company without cause or by him upon the occurrence of certain events constituting good reason (as described in the Severance Agreement), in each case, other than in connection with a change in control of the Company, then he will be eligible to receive (i) a lump sum payment of 1.5 times his highest annual base salary; (ii) a lump sum payment of 1.5 times (x) his target annual bonus amount, if such termination occurs prior to the end of the third fiscal year following the Effective Date or (y) his average annual bonus amount for the three fiscal years preceding his termination, if such termination occurs on or after the end of the third fiscal year following the Effective Date; (iii) the continuation of medical and life insurance benefits for up to 18 months; (iv) full acceleration of any then-outstanding time-based equity awards; (v) prorated vesting of all performance-based equity awards, based on actual achievement of the applicable performance conditions through the last day of the applicable performance period and (vi) reasonable fees for outplacement services, up to a maximum of $20,000.

If Mr. Vijayvargiya’s employment is terminated by the Company without cause or by him upon the occurrence of certain events constituting good reason (as described in the Severance Agreement) following a change in control of the Company, he will be eligible to receive, in lieu of the severance benefits described in the immediately preceding paragraph, (i) a lump sum payment of two times his highest annual base salary; (ii) a lump sum payment of two times the higher of his target annual bonus amount for the year of termination or his average annual bonus amount for the three fiscal years preceding his termination; (iii) the continuation of medical and life insurance benefits for up to two years; (iv) reasonable fees for outplacement services, up to a maximum of $20,000; and (v) vesting acceleration of his outstanding equity-based awards pursuant to the terms of the applicable award agreements and plans for such awards. The Severance Agreement also includes certain confidentiality, non-competition and non-solicitation covenants to which Mr. Vijayvargiya will be bound during and after his employment with the Company.

The foregoing is not a complete description of the Offer Letter and the Severance Agreement and is qualified in its entirety by reference to the full text of the Offer Letter and the Severance Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

There are no family relationships between Mr. Vijayvargiya and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There is no arrangement or understanding between Mr. Vijayvargiya and any other person pursuant to which Mr. Vijayvargiya was appointed. The Company is not aware of any transaction in which Mr. Vijayvargiya has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In order to ensure a smooth succession, Mr. Hipple has agreed to serve as Executive Chairman through at least December 2017, and will remain flexible to extend to the end of 2018. In connection with Mr. Hipple’s agreement to continue to serve as Executive Chairman, as well as his agreement to relinquish as of the end of 2017 his rights to receive any benefits under his severance agreement with respect to any involuntary termination of his employment, the Committee agreed that, upon the orderly transition and Mr. Hipple's eventual retirement from the Company, all of Mr. Hipple’s unvested stock appreciation rights and restricted stock units will continue to vest.

Item 7.01	Regulation FD Disclosure.
In connection with the announcement of Mr. Vijayvargiya’s appointment as President and Chief Executive Officer, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
10.1	Offer Letter, dated March 1, 2017, by and between Materion Corporation and Jugal Vijayvargiya
10.2	Severance Agreement, dated March 3, 2017, by and between Materion Corporation and Jugal Vijayvargiya
99.1	Press Release of Materion Corporation, dated March 3, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERION CORPORATION

Date: March 3, 2017	By:	/s/ Gregory R. Chemnitz
Gregory R. Chemnitz
Vice President, Legal Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Offer Letter, dated March 1, 2017, by and between the Materion Corporation and Jugal Vijayvargiya
10.2	Severance Agreement, dated March 3, 2017, by and between the Materion Corporation and Jugal Vijayvargiya
99.1	Press Release of Materion Corporation, dated March 3, 2017